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                           COLUMBIA FUNDS TRUST I-VII
                           LIBERTY FUNDS TRUST VIII-IX
                      COLUMBIA FLOATING RATE ADVANTAGE FUND

     Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940

                           Effective April 22, 1996(1)
             Amended and Restated December 12, 2001, July 26, 2002,
            November 1, 2002, November 1, 2003 and February 17, 2004

Each series ("Fund") of Columbia Funds Trusts I-VII, Liberty Funds Trusts VIII-IX and Columbia Floating Rate Advantage Fund (the "Trusts") may from time to time issue one or more of the following classes of shares: Class A shares, Class B shares, Class C shares, Class E shares, Class F shares, Class G shares, Class I shares, Class J shares, Class N shares, Class R, Class S, Class T shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Funds' prospectuses as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of each Trust, by action of the Board of Trustees of each Trust. The costs and expenses of the transfer agent for the Trusts shall be allocated proportionally among the classes of a Fund based on the relative net asset value of each class; provided, however, that any class-specific waiver from time to time described in Schedule B to the Amended and Restated Shareholders' Servicing and Transfer Agent Agreement to which the Trusts are parties may result in a particular class paying transfer agent fees that are less than those that would otherwise be paid by such class (and those paid by other classes of that Fund).

Class A shares

Class A shares are offered at net asset value ("NAV") plus the initial sales charges described in the Funds' prospectuses as from time to time in effect. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act") and as described in the Funds' prospectuses from time to time in effect.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

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(1)      Columbia Funds Trusts I-VII (the "Trusts") have been offering multiple classes of shares, prior to the effectiveness of this Plan, pursuant to an exemptive order of the Securities and Exchange Commission. This Plan is intended to permit the Trusts to offer multiple classes of shares pursuant to Rule 18f-3 under the Investment Company Act of 1940, without any change in the arrangements and expense allocations that have been approved by the Board of Trustees of each Trust under such order of exemption.

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Class A shares pay service fees pursuant to plans adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plans") as described in the Funds' prospectuses in effect from time to time. Such fees may not exceed 0.25% per annum of the average daily net assets attributable to such class. Class A shares generally do not pay distribution fees, except that Columbia Tax-Managed Value Fund and Columbia Tax-Managed Aggressive Growth Fund each pay a distribution fee of 0.05% per annum of average daily net assets attributable to their respective Class A shares and Columbia Floating Rate Advantage Fund, and Columbia Europe Fund each pay a distribution fee of 0.10% per annum of average daily net assets attributable to their respective Class A shares.

Class A shares of any Fund may be exchanged, at the holder's option, for Class A shares of another Fund without the payment of a sales charge, except that if shares of any other non-money market fund are exchanged within five months after purchase for shares of a Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

Class B shares

Class B shares are offered at NAV, without an initial sales charge. Class B shares that are redeemed within the period of time after purchase (not more than 6 years) specified in each Fund's prospectus as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts and declines the longer the shares are held, all as described in the Funds' prospectuses as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class B shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares automatically convert to Class A shares of the same Fund eight or fewer years after purchase as described in the Funds' prospectuses as from time to time in effect, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert proportionally to the amount of Class B shares otherwise being converted.

Class B shares of any Fund may be exchanged, at the holder's option, for Class B shares of another Fund, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Fund in which the original investment was made, except if additional purchases of Class B shares exceed a CDSC reduction level as described in the exchanged Fund's prospectus

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from time to time, the shares in excess of the CDSC reduction level will receive the applicable lower CDSC and reduced holding period.

Class C shares

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within one year from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested dividends or capital gain distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class C shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares of any Fund may be exchanged for Class C shares of any other Fund that offers Class C shares. The holding period for determining whether a CDSC will be charged will include the holding period of the shares exchanged. Only one exchange of any Fund's Class C shares may be made in any three month period. For this purpose, an exchange into any Fund and a prior or subsequent exchange out of the Fund constitutes "one exchange."

Class E shares

Class E shares are offered at NAV plus the initial sales charges described in the Fund's prospectus as from time to time in effect. Initial sales charges may not exceed 4.50%, and may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Fund's prospectus from time to time in effect.

Purchases of $1 million to $5 million of Class E shares that are redeemed within 18 months from purchase are subject to the same CDSC on the same basis as Class A shares. Class E shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Fund's prospectus as from time to time in effect.

Class E shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Fund's prospectus in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class E shares may not be exchanged for shares of any other Fund.

Class E shares automatically convert to Class A shares of the same Fund at the time a trust holding such shares terminates and if the beneficiary of the terminating trust does not elect to redeem the shares, as described in the Funds' prospectuses as from time to time in effect.

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Class F shares

Class F shares are offered at NAV without an initial sales charge and subject to the same declining CDSC, distribution and service fees as Class B shares. Class F shares automatically convert to Class E shares eight years after purchase, except that Class F shares purchased through the reinvestment of dividends and other distributions on Class F shares convert proportionally to the amount of Class E shares being converted.

Class F shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Fund's prospectus in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class F shares may not be exchanged for shares of any other Fund.

Class F shares automatically convert to Class B shares of the same Fund at the time a trust holding such shares terminates and if the beneficiary of the terminating trust does not elect to redeem the shares, as described in the Funds' prospectuses as from time to time in effect.

Class G shares

I. Equity Funds

Class G shares of the Equity Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail B shares prior to a merger transaction.

Class G shares of the Equity Funds, redeemed within seven years of purchase, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.00% of the original purchase price or redemption proceeds, whichever is lower (subject to the reductions and exemptions described in the prospectus and SAI for such Shares).

Class G shares of the Equity Funds shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class (a) for distribution expenses, which shall not initially exceed 0.65% (on an annualized basis) of the average daily net asset value of the Equity Funds' respective outstanding Class G Shares, (b) for shareholder liaison services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Equity Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") that provide shareholder liaison services with respect to such customers' Class G Shares, and (c) for administrative support services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Equity Funds that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Class G Shares.

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The total fees payable to Class G shares of the Equity Funds for shareholder liaison services and administrative support services pursuant to the Distribution and Services Plan adopted for that class shall be initially limited to an amount not to exceed 0.30% (on an annualized basis) of the average daily net asset value of Class G shares owned of record or beneficially by customers of Service Organizations.

Shareholder liaison services provided under the Distribution and Services Plan means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), such as responding to customers inquiries and providing information on their investments.

Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) transfer agent and subtransfer agent services for beneficial owners of Class G Shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G Shares; (d) processing dividend payments; (e) providing sub-accounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, divided and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

II. Bond Funds

Class G shares of the Bond Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail B shares prior to a merger transaction.

Class G shares of the Bond Funds, redeemed within seven years of purchase, shall be subject to a contingent deferred sales charge which shall not initially exceed 5.0% of the original purchase price or redemption proceeds, whichever is lower (subject to the reductions and exemptions described in the prospectus and SAI for such Shares).

Class G shares of the Bond Funds shall be further subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class (a) for distribution expenses, which shall not initially exceed 0.65% (on an annualized basis) of the average daily net asset value of the Bond Funds' respective outstanding Class G Shares, (b) for shareholder liaison services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Bond Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions or other industry professionals ("Service Organizations") that provide shareholder liaison services with respect to such customers' Class G Shares, and (c) for administrative support services, which shall not initially exceed 0.25% (on an annualized basis) of the average daily net assets attributable to Class G shares of the respective Bond Funds that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Class G Shares.

The total fees payable by Class G shares of the Bond Funds for shareholder liaison services and administrative support services pursuant to the Distribution and Services

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Plan adopted for that class shall be initially limited to an amount not to exceed 0.15% (on an annualized basis) of the average daily net asset value of Class G shares owned of record or beneficially by customers of Service Organizations.

Shareholder liaison services provided under the Distribution and Services Plan means "personal service and/or the maintenance of shareholder accounts" within the meaning of the Conduct Rules of the NASD, such as responding to customer inquiries and providing information on their investments.

Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) transfer agent and subtransfer agent services for beneficial owners of Class G Shares; (b) aggregating and processing purchase and redemption orders; (c) providing beneficial owners with statements showing their positions in Class G Shares; (d) processing dividend payments; (e) providing subaccounting services for Class G shares held beneficially; (f) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (g) reviewing, tabulating and transmitting proxies executed by beneficial owners.

Class I shares

Class I shares are offered at NAV, without an initial sales charge or CDSC. Class I shares do not pay fees under a Rule 12b-1 Plan. Class I shares of a Fund may be exchanged for Class I or Class A shares of another Fund.

Class J shares

Class J shares are offered at NAV, plus the initial sales charges described in the Funds' prospectuses as from time to time in effect. Initial sales charges may not exceed 3.00%, and may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds' prospectuses from time to time in effect.

Class J shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.35% and 0.25% per annum of the average daily net assets attributable to such class.

Class J shares also bear certain expenses of offering and distribution in Japan, such as registration and prospectus translation expenses.

Class J shares may only be exchanged for Class J shares of another Fund.

Class N shares

Class N shares are offered at NAV, without an initial sales charge. Class N shares that are redeemed within the period of time after purchase (not more than 5 years) specified in each Fund's prospectus as from time to time in effect are subject to a CDSC of up to 3% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts

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and declines the longer the shares are held, all as described in the Funds'
prospectuses as from time to time in effect. Class N shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class N shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class N shares automatically convert to Class J shares of the same Fund five years after purchase as described in the Funds' prospectuses as from time to time in effect, except that Class N shares purchased through the reinvestment of dividends and other distributions on Class N shares convert proportionally to the amount of Class N shares otherwise being converted.

Class N shares also bear certain expenses of offering and distribution in Japan, such as registration and prospectus translation expenses.

Class N shares may not be exchanged for shares of any other Fund.

Class R shares

Class R shares are offered at NAV, without an initial sales charge or CDSC. Class R shares pay distribution fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed 0.50% per annum of the average daily net assets attributable to such class.

Class R shares may pay administrative services fees pursuant to an administrative services plan as described in the Funds' prospectuses and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed 0.25% per annum of the average daily net assets attributable to such class, and may be used to compensate third parties that perform certain subaccounting and recordkeeping services to qualified benefit plans and sponsors of such plans investing in Class R shares.

Class R Shares may only be exchanged for Class R shares of another Fund.

Class S shares

Class S shares are offered at NAV, without an initial sales charge or CDSC. Class S shares do not pay fees under a 12b-1 Plan. Class S shares of a Fund may be exchanged for the Class Z shares of another Fund.

Class T shares (Columbia Newport Tiger Fund only)

Class T shares are offered at NAV plus the initial sales charges described in the Funds' prospectuses as from time to time in effect. The sales charge may not exceed 6.50%, and

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may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds' prospectuses from time to time in effect.

Purchases of $1 million or more of Class T shares that are redeemed within 18 months from purchase are subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class T shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class T shares do not pay fees pursuant to a 12b-1 Plan. Class T shares of a Fund may only be exchanged for Class A shares of another Fund.

Class T shares (all other funds)

I. Equity Funds

Class T shares of the Equity Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail A shares prior to a merger transaction.

Class T shares of the Equity Funds shall be subject to a front-end sales charge which shall not exceed 5.75% of the offering price of Class T shares of those Funds (subject to the reductions and exemptions described in the prospectus and statement of additional information ("SAI") for such Shares). When the aggregate offering price of Class T shares of the Equity and Bond Funds purchased by an investor qualifies the investor to purchase such Class T shares without payment of a front-end sales charge, a contingent deferred sales charge of 1% may be imposed if such Class T shares are redeemed within one year of purchase.

Class T shares of the Equity Funds shall further be subject to a fee payable pursuant to the Shareholder Services Plan adopted for that class of up to 0.25% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the distributor; (b) processing dividend payments from an Equity Fund; (c) providing sub-accounting with respect to Class T shares or the information necessary for sub-accounting; and (d) providing periodic mailings to Customers.

Class T shares of the Equity Funds shall further be subject to a separate fee payable pursuant to the same Shareholder Services Plan adopted for that class of up to 0.25% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such separate fee may include: (a) providing Customers with information as to their positions in Class T shares ; (b) responding to Customer inquiries; and (c) providing a service to invest the assets of Customers in Class T shares.

The total fees payable by Class T shares of the Equity Funds pursuant to the Shareholder Services Plan adopted for that class shall be initially limited to an amount which shall not

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exceed 0.30% (on an annualized basis) of the average daily net asset value of
Class T shares beneficially owned by Customers of Institutions.

II. Bond Funds

Class T shares of the Bond Funds shall be offered to former Galaxy Fund shareholders who held Galaxy Retail A shares prior to a merger transaction.

Class T shares of the Bond Funds shall be subject to a front-end sales charge which shall not exceed 4.75% of the offering price of Class T shares of those Funds (subject to the reductions and exemptions described in the prospectus and SAI for such Shares). When the aggregate offering price of Class T shares of the Equity and Bond Funds purchased by an investor qualifies the investor to purchase such Class T shares without payment of a front-end sales charge, a contingent deferred sales charge of 1% may be imposed if such Class T shares are redeemed within one year of purchase.

Class T shares of the Bond Funds shall further be subject to a fee payable pursuant to the Shareholder Services Plan adopted for that class of up to 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the distributor; (b) processing dividend payments from a Bond Fund; (c) providing sub-accounting with respect to Class T shares or the information necessary for sub-accounting; and (d) providing periodic mailings to Customers.

Class T shares of the Bond Funds shall further be subject to a separate fee payable pursuant to the same Shareholder Services Plan adopted for that class of up to 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions. Services provided by Institutions for such separate fee may include: (a) providing Customers with information as to their positions in Class T shares ; (b) responding to Customer inquiries; and (c) providing a service to invest the assets of Customers in Class T shares.

The total fees payable by Class T shares of the Bond Funds pursuant to the Shareholder Services Plan adopted for that class shall be limit to an amount which shall not initially exceed 0.15% (on an annualized basis) of the average daily net asset value of Class T shares beneficially owned by Customers of Institutions.

Class Z shares

Class Z shares are offered at NAV, without an initial sales charge or CDSC. Class Z shares do not pay fees under a 12b-1 Plan. Class Z shares of a Fund may be exchanged for the Class A or Class Z shares of another Fund.

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